EXHIBIT 10.1

                              AMENDED AND RESTATED
                     SUPPLEMENTAL RETIREMENT PLAN AGREEMENT

         This Amendment and Restatement to the Supplemental Retirement Plan Agreement (this "Agreement") dated as of the 29th day of June, 1994 is made this 25th day of January, 2008 by and between SALISBURY BANK AND TRUST COMPANY, a
Connecticut banking corporation having its principal office in Lakeville, Connecticut (hereinafter called the "Bank") and JOHN F. PEROTTI, a resident of Sharon, Connecticut (hereinafter called the "Employee").

         WHEREAS, there has been an uninterrupted employee relationship between the parties hereto since 1973; and since 1982 the Employee has served as Vice President and Treasurer, and then as Executive Vice President and Treasurer, and then as Executive Vice President and Chief Operating Officer, and then as President and Chief Executive Officer, and then as Chairman and Chief Executive Officer in which capacity he is now serving, and

         WHEREAS, the Bank wishes to insure the Employee's continuance as Chief Executive Officer of the Bank and wishes to supplement the Employee's current retirement program,

         NOW THEREFORE, the parties agree as follows:

                                    ARTICLE I

                                       A.

         Commencing on the first day of the sixth month after the Employee retires, the Bank will make a monthly payment of One Thousand Two Hundred Fifty ($1,250.00) Dollars to Employee and will make a payment of the same amount on the first day of each succeeding month for a period of ten (10) years. These payments will be in addition to any payments made to Employee under its current or future retirement and pension plan. The Employee is fully vested under the terms of this Agreement.

         The parties hereby agree there will be an annual cost of living adjustment from the date of this Agreement (hereinafter called the "COLA") paid in addition to the One Thousand Two Hundred Fifty ($1,250.00) Dollar monthly payments, which adjustment is to be determined as set forth herein below. The adjustment will be based on an "Index" known as "The Monthly Consumer Price Index for All Urban Consumers, United States City Average, All Items", published by the Bureau of Labor Statistics, as of June 30, 1995 and each June 30th thereafter. The COLA adjustment will be based on the percentage increase in the Index from the prior year, or on a five (5%) percent annual increase, whichever is less. Each COLA adjustment will be added to the prior year's amount adjusted as herein provided. Annual COLA adjustments shall continue in effect during the payout period hereunder.

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                                       B.

         In the event of the Employee's disability which requires him to terminate his employment at the Bank, the full retirement benefit shall be paid as set forth in Article 1A. herein. For the purposes of this Article 1B., the Employee shall be considered disabled if he (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering the employees of the Bank by reason of any medically determinable physical or mental impairment which can be expected to result in death or last for a continuous period of at least twelve
(12) months. The Executive shall be deemed disabled if determined to be totally disabled by the Social Security Administration.

                                    ARTICLE 2

                                       A.

         Upon the death of the Employee prior to his retirement, the Bank will pay to his surviving spouse monthly the benefit value set forth in Article 1A. herein as of the date of his death for a period of ten (10) years (120 months), or until her death, whichever event occurs first.

         Upon the death of the Employee after retirement, the Bank shall pay to his surviving spouse monthly the said benefit value as of the date of his death for a period of ten (10) years (120 months) diminished by the number of months the Employee shall have received benefit payments, or until her death, whichever event occurs first.

         The Employee may designate, in writing, an alternate beneficiary to receive the benefits hereunder in the event that his spouse predeceases him or he is not married at the time of his retirement or subsequent death. In the event the Employee fails to designate an alternate beneficiary, the benefits hereunder shall be paid to his estate.

         No further COLA adjustments will be made if the Employee's surviving spouse or alternative beneficiary is the recipient of the monthly payments hereunder, other than those COLA adjustments in effect from the date of this Agreement to the date of the Employee's death.

                                    ARTICLE 3

         If the Bank shall acquire an insurance policy or any other asset in connection with the liabilities assumed by it hereunder, it is expressly understood and agreed that neither the Employee nor any beneficiary of the Employee shall have any right with respect to, or claim against, such property or other asset except as expressly provided by the terms of such policy or in the title to such other asset. Such policy or asset shall not be deemed to be held under any trust for the benefit of Employee or his beneficiary or to be held in any way as collateral security for the fulfilling of the obligations of the Bank under this Agreement except as may be expressly

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provided by the terms of such policy or title to such other asset.  It shall be, and remain, a general, unpledged, unrestricted asset of the Bank.

                                    ARTICLE 4

         Until his retirement, so long as this Agreement remains in force, the Employee will not take part in any banking (Commercial, Savings and Loan, or Savings Bank) enterprise within a thirty-five (35) mile radius of Lakeville, Connecticut, nor shall the Employee take part in any stock brokerage or investment business within the same geographical limitations. The Employee shall be available for consultation, advice and special assignments concerning the affairs of the Bank, according to his ability, from time to time after retirement and during the period of this Agreement.

                                    ARTICLE 5

                                       A.

         The Employee and his surviving spouse or alternative beneficiary have the status of general unsecured creditors of the Bank, and the Supplemental Retirement Plan constitutes a mere promise by the Bank to make benefit payments in the future. It is the intention of the parties that the arrangements contained herein be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                       B.

         Any trust which may be created by the Bank and any assets which may be held by the trust to assist the Bank in meeting its obligations under this Agreement will confirm to the terms of the model trust described in Revenue Procedure 92-64 issued by the Internal Revenue Service (or any successor thereto) .

                                       C.

         In the event that benefits are hereafter determined to be taxable to the Employee (or his surviving spouse or alternative beneficiary) prior to the actual receipt thereof, a payment shall be made to the Employee (or his surviving spouse or alternative beneficiary) in an amount sufficient to pay such taxes, together with any interest or penalties with respect thereto, notwithstanding that the Employee may not then have terminated employment or that the payment is being made prior to the date that benefits would otherwise be payable hereunder. Amounts so paid shall then be used as an offset to the benefits, if any, thereafter payable hereunder.

                                    ARTICLE 6

                                       A.

         This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, legal representatives and successors. In the event of a merger, sale or

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

reorganization involving the Bank, this Agreement shall continue in force and become an obligation of the Bank's successor or successors.

                                       B.

         Except to the extent permitted under a qualified domestic relations order (as defined in Section 414(p) of the Internal Revenue Code (the "Code")) or as otherwise required by law, the right of the Employee or his surviving spouse or alternative beneficiary to any benefit or payment under this
Agreement: (a) shall not be subject to voluntary or involuntary anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Employee or his surviving spouse or alternative beneficiary; (b) shall not be considered as asset of the Employee or his surviving spouse or alternative beneficiary in the event of any divorce, insolvency or bankruptcy; and (c) shall not be subject to attachment, execution, garnishment, sequestration or other legal or equitable process. In the event that the Employee or his surviving spouse or alternative beneficiary who is receiving or is entitled to receive benefits under this Agreement attempts to assign, transfer or dispose of such right, or if an attempt is made to subject said right to such process, such assignment, transfer, disposition or process shall, unless permitted under a qualified domestic relations order or otherwise required by law, be null and void.

                                    ARTICLE 7

         This Agreement shall be administered in a manner, and all provisions of this Agreement shall be interpreted to be, compliant with the provisions of
Section 409A of the Code, and regulations and rulings issued thereunder, so as not to subject the benefits accruing hereunder to taxation pursuant to Section 409A(a)(1) of the Code.


                                    ARTICLE 8

         This Agreement may be amended, altered and changed only by written agreement by both parties, or the surviving spouse or alternative beneficiary of the Employee or successor or successors of the Bank, as the case may be.

                                    ARTICLE 9

         This Agreement supersedes the prior agreement between Bank and the Employee on the subject matter hereof dated June 29, 1994 and constitutes the entire agreement between the Bank and the Employee as to the subject matter hereof. No rights are granted to the Employee or surviving spouse or alternative beneficiary by virtue of this Agreement other than those specifically set forth herein.

                                   ARTICLE 10
This Agreement shall be governed by the laws of the State of Connecticut.

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

IN WITNESS WHEREOF, SALISBURY BANK AND TRUST COMPANY has caused this instrument to be signed on its behalf and its corporate seal to be hereto affixed by its officer hereunder duly authorized, and the Employee has hereunder set his hand and seal, the day, month and year first written above.

Witnessed in the presence of:
                                      SALISBURY BANK AND TRUST
Shelly Humeston                       COMPANY
-----------------------------
                                      By:  /s/ Richard J. Cantele, Jr.
Mary E. Mahoney                            -------------------------------------
-----------------------------              Richard J. Cantele, Jr.
                                      Its: President and Chief Operating Officer

                                      /s/ John F. Perotti
                                      --------------------------------
                                      John F. Perotti


STATE OF CONNECTICUT       )
                           )    ss.   Lakeville                 January 25, 2008
COUNTY OF LITCHFIELD       )

         Personally appeared before me, the undersigned officer, Richard J. Cantele, Jr. who acknowledged himself to be the President and Chief Operating Officer of Salisbury Bank and Trust Company, a corporation, and that he as such being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as President and Chief Operating Officer.

                                      Lana J. Morrison
                                      ------------------------------------------

                                      Notary Public
                                      ------------------------------------------
                                      Title of Officer
                                      My Commission Expires May 31, 2012


STATE OF CONNECTICUT       )
                           )    ss.   Lakeville                 January 25, 2008
COUNTY OF LITCHFIELD       )

         Personally appeared before me, the undersigned, John F. Perotti, whose name is subscribed to the within instrument and who acknowledged that he executed the same for purposes therein contained.

                                      Lana J. Morrison
                                      ------------------------------------------

                                      Notary Public
                                      ------------------------------------------
                                      Title of Officer
                                      My Commission Expires May 31, 2012


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